Shareholder Letter Q1 2025 JO B Y A V IA T IO N M AY 7 , 20 25 JO B YA V IA T IO N .C O M

Pilot-on-board transition flights now a routine part of flight test activities Partnered with Virgin Atlantic to launch UK service Expanded manufacturing facility in Marina is set for handover next month Second consecutive quarter of record certification progress Fifth aircraft from pilot production line has been powered on $813 million in cash and short-term investments plus additional $500 million commitment from Toyota1 1As of 3/31/25. The Toyota investment is subject to closing conditions described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2024, and is not guaranteed. Q1 2025 Highlights Joby AviationQ1 2025 Shareholder Letter May 7, 2025 2

Pilot-on-Board Transition Flights


Joby
N544JX

WE REACHED A LANDMARK moment in our aircraft test program, successfully completing flights with a full transition from vertical to cruise flight, and back again, with a pilot onboard. Since completing our first full pilot-on-board transition on April 22, 2025, we have flown multiple transition flights with three different pilots at the controls, as we became the first company to routinely perform inhabited testing of an electric air taxi from hover to wingborne flight.

Transitioning from vertical to horizontal flight is a key design attribute of our aircraft, allowing it to take-off and land vertically like a helicopter, while maintaining the efficiency and speed of a conventional, fixed-wing aircraft in forward flight. This enables us to deliver rapid and seamless passenger service directly to popular destinations.



"Achieving this milestone is hugely significant for Joby. It not only demonstrates the high level of confidence we have in the performance of the aircraft as we prepare for commercial service in Dubai, it also paves the way to starting TIA flight testing with FAA pilots onboard.

We have taken a very methodical approach to achieving this long-planned milestone, with an immense amount of testing, both in the air and on the ground, helping form a solid foundation that allowed us to move from one historic flight to routine pilot-on-board transitions almost overnight."

Didier Papadopolous, President of Aircraft OEM

Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation 3

Record Certification Progress

WE EXCEEDED LAST QUARTER'S record progress on the FAA side of the fourth stage of the certification process, moving forward by 12 points to 43% complete. The Joby side of the fourth stage is now 62% complete.

Moving to routinely-inhabited transition flight is a key step on the path towards FAA flight testing and was supported by thousands of hours of testing in the Company's Integrated Test Lab, a ground-based facility which replicates all of the major systems of the aircraft. The ITL is a key test asset that will support for-credit certification activities with rapid, low-resource, hardware-in-the-loop test capabilities.

We recently completed a series of flight tests at Edwards Air Force Base designed to prove out the multiple redundancies in the aircraft's design. During this testing, remote, ground-based pilots handled simulated motor-out, battery-out, and other potential in-flight events. In all cases, the aircraft performed as expected, enabling Joby pilots to continue safe flight and make a controlled, vertical landing, with no changes to pilot procedures, demonstrating the enhanced safety profile of our vehicle when compared to traditional helicopters.

DATA AS OF MAY 5, 2025


STAGE 1
Certification Basis
JOBY
100%
FAA
100%
STAGE 2
Means of Compliance
97%
97%
STAGE 3
Certification Plans
100%
100%
STAGE 4
Testing & Analysis
62%
43%
STAGE 5
Show & Verify
6%
1%

Percentage completion may fluctuate mildly through the course of certification as documents are edited and resubmitted. Data as of May 5, 2025. It is typical for a small portion of the Means of Compliance to remain open in order to address minor design changes and improvements that may occur later in the process. We therefore consider the second stage essentially complete.

Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation 4

Preparing for Market WE ANNOUNCED A PARTNERSHIP with Virgin Atlantic, a premium long-haul UK airline, that will see us work together on the launch of our service in the UK. The partnership builds on an existing agreement between Joby and Delta Air Lines — which owns a 49% stake in Virgin Atlantic — and aims to offer seamless, zero-emission, short-range journeys across the UK, starting with regional and city connections from Virgin Atlantic’s hubs at Heathrow and Manchester Airport. Virgin will support Joby’s go-to-market efforts in the UK by marketing the service to their customers, engaging regulators alongside Joby and helping to build support for the development of landing infrastructure at key airports. IN DUBAI, construction of the vertiport at the International Airport is progressing well and we remain on track to begin pilot-on-board testing in the Emirate mid-year, following the success of our inhabited transition flights in California. “As a leader in sustainability and with innovation firmly in our DNA, we are delighted to be partnering with Joby to bring short-haul, zero-emission flight to airports and cities throughout the UK. Our strategic partnership combines Joby’s expertise in design, engineering and technology with the power of Virgin Atlantic’s brand and award-winning customer experience.” Shai Weiss, CEO of Virgin Atlantic Joby AviationQ1 2025 Shareholder Letter May 7, 2025 5

THE FIFTH AIRCRAFT TO BE PRODUCED on our pilot manufacturing line in Marina, CA, has been powered on and is undergoing final functional checks, ahead of beginning flight testing. It will become the sixth aircraft in our active flight test program, which includes two aircraft stationed at Edwards Air Force Base. We continue to ramp up our flight cadence, in support of certification and early commercial opportunities, and regularly fly several times a day. In April, our team was able to complete as many as eight flights a day across two aircraft in two separate locations. Less than a year after breaking ground, and with the support of a CalCompetes grant from the California Governor’s Office, our expanded manufacturing facility in Marina, CA is nearing completion and is set to be handed over to our team next month. The new building more than doubles our manufacturing footprint in Marina and will also house an expanded pilot training and flight simulation center as well as aircraft maintenance facilities designed to support the scaling of our commercial operations. Manufacturing Progress Joby AviationQ1 2025 Shareholder Letter May 7, 2025 6

Representatives of the UAE’s General Civil Aviation Authority and Dubai’s Roads and Transport Authority visited our California facilities as part of preparations for beginning commercial service. A member of the Toyota team working alongside Joby in California. This newly-constructed manufacturing facility more than doubles our existing manufacturing footprint in Marina, CA. The Joby aircraft performing failure injection testing while at Edwards Air Force Base, CA. Senator Ted Cruz visiting with the Joby team at Toyota’s headquarters in Plano, TX. The foundations have been laid for Joby’s first vertiport in Dubai. Joby AviationQ1 2025 Shareholder Letter May 7, 2025 7

First Quarter 2025 Financial Summary IN THE FIRST QUARTER OF 2025, our net loss of $82.4 million reflected a net operating loss of $163.3 million and other income of $80.9 million. Operating expenses for the quarter totaled $163.3 million and reflected costs to support our certification and manufacturing of our aircraft. Expenses included stock- based compensation of $27.0 million and depreciation and amortization of $9.1 million. Other income reflected the revaluation of warrants and earn-out shares of $71.0 million and interest and other income of $9.9 million. Net loss in the first quarter of 2025 decreased by $12.2 million compared with the net loss in the first quarter of 2024. The lower net loss compared with 2024 primarily reflected the higher favorable revaluation of warrants and earnout shares of $31.9 million, offset by a higher loss from operations of $17.4 million. Higher operating expenses reflected growth in our organization and increased purchases of prototype parts for manufacturing, testing and certification. Compared with the fourth quarter of 2024, our first quarter net loss decreased by $163.9 million. Other income was $177.8 million higher than the prior quarter, primarily reflecting a favorable revaluation gain on our warrants and earnout shares. The higher loss from operations of $13.4 million compared with the fourth quarter of 2024 primarily reflected increased research and development from higher personnel cost, including stock-based compensation expenses as we grew the team to support certification and manufacturing, and lower payments from government contract deliverables. Adjusted EBITDA in the first quarter of 2025 was a loss of $127.1 million, primarily reflecting employee costs and support associated with the development, certification and manufacturing of the aircraft. The adjusted EBITDA loss was $16.8 million higher than in the first quarter of 2024 and $8.4 million higher than the prior quarter. Adjusted EBITDA is a non-GAAP metric that excludes the loss from the revaluation of our derivative liabilities, stock-based compensation expense, depreciation and amortization, interest income and expense, and other non-operating costs. Please see the section titled “Non-GAAP Financial Measures” for a reconciliation of Net Income to Adjusted EBITDA. We ended the first quarter of 2025 with $812.5 million in cash, cash equivalents, and investments in marketable securities. In October 2024, we announced a commitment from Toyota to invest an additional $500 million in Joby. We have now finalized the agreements to close on the first $250 million tranche, and anticipate those funds will be reflected in our Q2 cash balance. We continue to estimate that our use of cash, cash equivalents and short-term investments during 2025 will range between $500–$540 million. Joby AviationQ1 2025 Shareholder Letter May 7, 2025 8

Condensed Statement of Operations JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands, except share and per share data) Joby AviationQ1 2025 Shareholder Letter May 7, 2025 9 solidated State ent i s TI N, INC. AND SUBSIDIARIES dited (In thousands, except share and per share d ta) Three Months Ended March 31, 2025 2024 evenue: Flight services $ $ 25 perating expenses: Flight services 15 esearch and development 134,287 115,636 Selling, general and administrative 28,997 30,271 Total operating expenses 163,284 145,922 Loss from operations (163,284) (145,897) Interest and other income, net 9,898 12,319 Gain from change in fair value of warrants and earnout shares 71,020 39,027 Total other income, net 80,918 51,346 Loss before income taxes (82,366) (94,551) Income tax expense 40 36 Net loss $ (82,406) $ (94,587) Net loss per share, basic and diluted $ (0.11) $ (0.14) Weighted-average common stock outstanding, basic and diluted 766,908,858 681,749,388 Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation FS-1 C olida ed State ent o O erations JOBY AVIATION, NC. AND SUBSIDIARIES U audited (In t ousands, xcept sh re and per share data) Three Months Ended March 31, 025 2024 evenue: Flight services $ $ 25 perating expenses: Flight services 15 es arch and development 134,287 115,636 Sell g, general and administrative 8,997 30,271 Total operating expenses 163, 84 145,922 Loss from operations (163,284) (145,897) Interest and other income, net 9,898 12,319 Gain from change in fair value f warrants and earnout shares 71,020 39,027 Total other income, net 80,918 51,346 Los before income taxes (82,366) (94,551) Income tax expense 40 36 Net loss $ (82,406) $ (94,587) Net loss per share, basic and diluted $ (0.11) $ (0.14) Weighted-average common stock outstan ing, basic and diluted 766, 0 , 58 681,749,388 Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation FS-1 Consolidated State ent o O erations JOBY AVIATION, INC. AND SUBSIDIARIES Unaudi ed (In thousands, except shar and p r sh re ata) Three Months Ended March 31, 2025 2024 evenue: Flight services $ $ 25 p rati g expenses: Flight services 15 esearch and development 134,287 115,636 S lling, general a d administrative 28,997 30,271 Total op rati g expenses 163,284 145,922 Loss from perations (163,284) (145,897) Interest and oth r i come, net 9,898 12,319 Gain from change in fair v lue of w rants and e nout shar s 71,020 39,027 Total other i c me, net 80,918 51,346 Loss befor income tax s (82,366) (94,551) Income tax expense 40 36 Net loss $ (82,406) $ (94,587) Net loss per share, bas c an diluted $ (0.11) $ (0.14) Weighted-average common s ock outstand ng, bas c diluted 766,908,85 681,749,388 Q1 2025 Sharehold Letter May 7, 2025 Joby Aviation FS-1 Consolidated State ent o O erations J BY AVI TION, I C. A D UBSIDIARIES Una dite (In thou ands, exce t share and per share data) Thre Mo ths E ded March 31, 2025 2024 venu : Flight services $ $ 25 perating expenses: Flight services 15 s arch a d dev lopm nt 134,287 115,636 Selling, gener l d dministrative 28,997 30,271 Total operating expenses 163,284 145,922 Loss from operations (163,284) (145,897) Interest and other income, net 9,898 12,319 Gain from change in fair value of warrant a d ear out shares 71,020 39,027 Total other income, net 80,918 51,346 L ss bef re inc me taxes (82,366) (94,551) Income tax expense 40 36 Net loss $ (82,406) $ (94,587) Net lo per hare, basic and diluted $ (0.11) $ (0.14) Weighted-average c mmo stock outstanding, basic and diluted 766,908,858 681,749,388 Q1 2025 Shar hold r Letter May 7, 2025 Joby Aviation FS-1

Consolidated Balance Sheets JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (In thousands) March 31, 2025 Dece er 31, 2024 Assets urrent assets: ash and cash equivalents $ 122,290 $ 199,627 Short-term investments 690,234 733,224 Total cash, cash equivalents and short-term investments 812,524 932,851 ther receivables 9,766 16,044 Prepaid expenses and other current assets 19,190 20,710 Total current assets 841,480 969,605 Property and equipment, net 129,776 120,954 perating lease right-of-use assets 29,047 28,689 estricted cash 762 762 Intangible assets 6,909 8,127 Goodwill 14,322 14,322 ther non-current assets 61,722 61,006 Total assets $ 1,084,018 $ 1,203,465 ia ilities and stoc holders e uit urrent liabilities: Accounts payable $ 4,859 $ 4,261 perating lease liabilities, current portion 5,444 5,031 Accrued and other current liabilities 37,196 38,842 Total current liabilities 47,499 48,134 perating lease liabilities, net of current portion 26,175 26,178 Warrant liability 61,234 95,410 Earnout shares liability 80,631 117,416 ther non-current liabilities 9,038 3,964 Total liabilities 224,577 291,102 ommitments and contingencies Stockholders equity: Preferred stock ommon stock 79 78 Additional paid-in capital 2,798,177 2,768,605 Accumulated deficit (1,938,143) (1,855,737) Accumulated other comprehensive loss (672) (583) Total stockholders equity 859,441 912,363 Total liabilities and stockholders equity $ 1,084,018 $ 1,203,465 Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation FS-2 ondensed l ts JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (in thousands) Joby AviationQ1 2025 Shareholder Letter May 7, 2025 10

Condensed Statement of Cash Flows

JOBY AVIATION, INC. AND SUBSIDIARIES
Unaudited (in thousands)

	Three Months Ended March 31,	
	2025	2024
Cash flows from operating activities		
Net loss	$ (82,406)	$ (94,587)
Reconciliation of net loss to net cash used in operating activities:		
Depreciation and amortization expense	9,132	8,507
Stock-based compensation expense	27,019	27,017
Gain from change in the fair value of warrants and earnout shares	(71,020)	(39,027)
Net accretion of investments in marketable debt securities	(3,698)	(5,492)
Changes in operating assets and liabilities		
Other receivables and prepaid expenses and other current assets	7,263	(4,230)
Other non-current assets	(1,073)	(234)
Accounts payable and accrued and other current liabilities	1,463	1,243
Non-current liabilities	2,350	168
Net cash used in operating activities	(110,970)	(106,635)
Cash flows from investing activities		
Purchases of marketable securities	(126,857)	(160,033)
Proceeds from sales and maturities of marketable securities	173,399	179,546
Purchases of property and equipment	(14,952)	(6,885)
Net cash provided by investing activities	31,590	12,628
Cash flows from financing activities		
At-the-market public offering gross proceeds	2,074	—
At-the-market public offering commission and offering expenses	(81)	—
Proceeds from the exercise of stock options and warrants issuance	543	1,010
Repayments of tenant improvement loan and obligations under finance lease	(493)	(472)
Net cash provided by financing activities	2,043	538
Net change in cash, cash equivalents and restricted cash	(77,337)	(93,469)
Cash, cash equivalents and restricted cash, at the beginning of the period	200,389	204,779
Cash, cash equivalents and restricted cash, at the end of the period	$ 123,052	$ 111,310
Reconciliation of cash, cash equivalents and restricted cash to balance sheets		
Cash and cash equivalents	$ 122,290	$ 110,548
Restricted cash	762	762
Cash, cash equivalents and restricted cash	$ 123,052	$ 111,310
Non-cash investing and financing activities		
Unpaid property and equipment purchases	$ 4,678	$ 1,865
Property and equipment purchased through finance leases	$ 2,918	$ 849
Right of use assets acquired through operating leases	$ 1,560	$ 1,399

Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation 11

Non-GAAP Financial Measures JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (In thousands) ADJUSTED EBITDA is a non-GAAP measure of operating performance that is included to communicate the financial performance of activities associated with core operations that support the development, manufacturing and commercialization of the Joby aircraft. Adjusted EBITDA is defined as net income (loss) before interest income, interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, income from equity-method investments unrelated to core operations, impact from revaluation of non-operating derivative liabilities, and other income or costs which are not directly related to ongoing core operations. We believe Adjusted EBITDA, when read in conjunction with our GAAP financials, provides investors and management with a useful measure for the evaluation of our operating results and a basis for comparing our core, ongoing operations from period to period. Because Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, it should not be considered more meaningful than or as a substitute for net income (loss) as an indicator of our operating performance. Adjusted EBITDA may not be directly comparable to similarly titled measures provided by other companies due to potential differences in methods of calculation. From time to time, we may modify the nature of the adjustments we make to arrive at Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income is as follows: Three Months Ended March 31, 2025 2024 Net loss $ (82,406) $ (94,587) Income tax expense 40 36 Loss before income taxes (82,366) (94,551) Interest and other income, net (9,898) (12,319) Gain from change in the fair value of warrants and earnout shares (71,020) (39,027) Loss from operations (163,284) (145,897) Stock-based compensation expense 27,019 27,017 Depreciation and amortization expense 9,132 8,507 Adjusted EBITDA $ (127,133) $ (110,373) Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation FS-4 ADJUSTED EBITDA is a non-GAAP measure of operating performance that is incl ded to communicate the fin cial performance of activities ssociated with core operations that support the development, manufacturing and commercialization of the Joby aircraft. Adjusted EBITDA is defined as net income (loss) before interest inco , interest expense, income tax expense (benefit), depreciation and amortization expense, st ck-based compensation expense, impact from revaluation of non-operating derivative liabilities, and other income or costs which are not directly related to ongoing core operations. We believe Adjusted EBITDA, when read in conjunction with our GAAP financials, provides investors and management with a useful measure for the evaluation of our operating results and a basis for comparing our co e, ongoing operations from period t period. Because Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP, it should not be considered more meaningful than or as a substitute for net income (loss) as an indicator of our operating erformance. Adjusted EBITDA may not be directly comparable to similarly titled measures provided by other companies due to potential differences in methods of calculation. From time to time, we may modify the nature of the adjustments we make to arrive at Adjusted EBITDA. J B I TI N, INC. AND SUBSIDIARIES naudited (in thousands) A reconciliation of Net Loss to Adjusted EBITDA is as follows: Joby AviationQ1 2025 Shareholder Letter May 7, 2025 12 Consoli at d Bala S ts JOBY AVIATION, INC. AND SUBSIDIARIES Unaudited (In thousands) March 31, 2025 Dece er 31, 2024 Assets urrent assets: ash and cash equivalents $ 122,290 $ 199,627 Short-term investments 690,234 733,224 Total cash, cash equivalents and short-term investments 812,524 932,851 ther receivables 9,766 16, 44 Prepaid expenses and other current assets 19,190 20,710 Total current assets 841,480 969,605 Property and equipment, net 129,776 20,954 perating lease right-of-use assets 29,047 28,689 estricted cash 762 762 Intangible assets 6,909 8,127 Goodwill 14,322 14,322 ther non-current assets 61,722 61,006 Total assets $ 1,084,018 $ 1,203,465 ia ilities and stoc holders e uit urrent liabilities: Accounts payable $ 4,859 $ 4,261 perating lease liabilities, current portion 5,444 5,031 Accrued and other current liabilities 37,196 38,842 Total current liabilities 47,499 48,134 perating lease liabilities, net of current portion 26,175 26,178 Warrant liability 61,234 95,410 Earnout shares liability 80,631 117,416 ther non-current liabilities 9,038 3,964 Total liabilities 224,577 291,102 ommitments and contingencies Stockholders equity: Preferred stock ommon stock 79 78 Additional paid-in capital 2,798,177 2,768,605 Accumulated deficit (1,938,143) (1,855,737) Accumulated other comprehensive loss (672) (583) Total stockholders equity 859,441 912,363 Total liabilities and stockholders equity $ 1,084,018 $ 1,203,465 Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation FS-2 Cons li at d Bala ce Sh ts JOBY AVIATION, INC. AND SUBSID ARIES Unaudited (In thousands) March 31, 20 5 Dec er 31, 20 4 Assets urrent assets: ash and cash equivalents $ 122,290 $ 199,627 Short-term investments 690,234 733,224 Total cash, cash equiva ents and short-term investments 812,524 93 ,851 ther receivables 9,766 16,0 4 Prepaid expenses and other current assets 19,190 20,710 Total current assets 841,480 96 ,605 Property and equipment, et 129,776 120,954 perating lease right-of use assets 29,047 28,689 estricted cash 762 762 Intangible assets 6,90 8,127 Goodwill 14,322 14,322 ther no -current assets 61,722 61,006 Total assets $ 1,084,018 $ 1,203,465 ia ilit es and stoc holders e uit urrent liabilit es: Accounts pay ble $ 4,859 $ 4,261 perating lease liabilit es, current portion 5,44 5,031 Accrued and other current liabilit es 37,196 38,842 Total current liabilit es 47,499 48,134 perating lease liabilit es, net of current portion 26,175 26,178 Warr nt liability 61,234 95,410 Earnout shares liability 80,631 117,416 ther no -current liabilit es 9,038 3,964 Total liabilit es 224,577 291,102 ommit ents and conti gencies Stockholders equity: Preferr d stock ommon stock 79 78 Additional paid- n capital 2,798,177 2,768,605 Accumulated deficit (1,938,143) (1,855,73) Accumulated other compreh nsive loss (672) (583) Total stockholders equity 859,441 912,36 Total liabilit es and stockholders equity $ 1,084,018 $ 1,203,465 Q1 20 5 Shareholder Letter May 7, 20 5 Joby Aviat on FS-2

Upcoming Events Today’s Webcast Details FIRST QUARTER 2025 FINANCIAL RESULTS WEBCAST The Company will host a webcast and conference call at 5:00pm ET (2:00pm PT) on May 7, 2025. The webcast will be publicly available in the Financial Results section of the company’s investor website: ir.jobyaviation.com. BOFA SECURITIES INDUSTRIALS, TRANSPORTATION & AIRLINES KEY LEADERS CONFERENCE 2025 JEFFERIES 2025 EVTOL/AAM SUMMIT 55TH INTERNATIONAL PARIS AIR SHOW Joby AviationQ1 2025 Shareholder Letter May 7, 2025 13

Forward-Looking Statements





THIS SHAREHOLDER LETTER contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing, and expected manufacturing and flight test capabilities and timing, including plans to begin flight TIA within the next 12 months and the expected safety benefits of our design compared to traditional helicopters; our planned operations with the Department of Defense; plans and timing related to certification and operation of our aircraft in the United Arab Emirates, including our plans to deliver our first aircraft to Dubai and begin pilot on board testing in mid-2025 and plans to carry our first passengers in early 2026; the expected timing of the Toyota investment; potential routes and vertiport locations for our services; our business plan, objectives, goals and market opportunity; plans for, and potential benefits of, our strategic partnerships, including our partnership with Virgin Atlantic; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations, including the expected benefits of our vertically-integrated business model, potential routes to market, including direct sales, additional contracts with the Department of Defense and foreign operations, and the potential margins associated with each, and our cash spending outlook for 2025. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "will", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; complexities related to obtaining certification and operating in foreign markets, including the need to negotiate additional definitive agreements related to such operations; our ability to satisfy the closing conditions, including the negotiation of certain agreements and required shareholder approvals, required to receive the additional investment from Toyota on the expected timelines or at all; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 27, 2025, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management's estimates and beliefs as of the date of this shareholder letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

CONTACT DETAILS

Investors:
investors@jobyaviation.com

Media:
press@jobyaviation.com

Q1 2025 Shareholder Letter May 7, 2025 Joby Aviation 14